Exhibit 23.3

Consent of Deloitte LLP

We consent to the reference to our firm name in this Registration Statement on Form S-8 of Devon Energy Corporation and the reference to our report for Devon Energy Corporation as of the year ended December 31, 2014, included and incorporated herein by reference.

DELOITTE LLP

By:	/s/ Robin G. Bertram
Robin G. Bertram, P. Eng

June 3, 2015